Exhibit 3.2

DIGITAL REALTY TRUST, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The title of the document being corrected is Articles Supplementary (the “Articles”).

SECOND: The sole party to the Articles is Digital Realty Trust, Inc., a Maryland corporation (the “Company”).

THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on March 25, 2014.

FOURTH: The last sentence of the third paragraph of Section 8(a) of the Articles as previously filed with the Department is set forth below:

The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

FIFTH: The last sentence of the third paragraph of Section 8(a) of the Articles as corrected hereby is set forth below:

The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series H Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and (ii) is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

SIXTH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Company has caused this Certificate of Correction to be signed in its name and on its behalf by its Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary and attested to by its Senior Vice President, General Counsel and Assistant Secretary on April 4, 2014.

ATTEST	DIGITAL REALTY TRUST, INC.

/s/ Joshua A. Mills	By:	/s/ A. William Stein
Name: Joshua A. Mills		Name: A. William Stein
Title: Senior Vice President, General Counsel and Assistant Secretary		Title: Interim Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Secretary